EXHIBIT 10.6
FORM OF 200[   ]-[   ] SERVICING SUPPLEMENT

NISSAN-INFINITI LT,
as Titling Trust,
NILT TRUST,
as UTI Beneficiary,
and
NISSAN MOTOR ACCEPTANCE CORPORATION,
as Servicer,

200[   ]-[    ]
SERVICING SUPPLEMENT
Dated as of [                      ]

Servicing Supplement

1

EXHIBITS
Exhibit A — Schedule of 200[ ]-[ ] Leases and 200[ ]-[ ] Vehicles	A-1
Exhibit B — Form of Settlement Statement	B-1

SCHEDULES
Schedule A — Regulation AB Representations, Warranties and Covenants
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2

FORM OF 200[ ]-[ ] SERVICING SUPPLEMENT
     This 200[   ]-[   ] Servicing Supplement, dated as of [                     ] (as amended, supplemented or otherwise modified, this “200[   ]-[   ] Servicing Supplement”), is among Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary of the Titling Trust (in such capacities, the “Grantor” and the “UTI Beneficiary,” respectively), and Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), as servicer (the “Servicer”).
RECITALS
     A. The Grantor and UTI Beneficiary, the Servicer, NILT, Inc., as trustee of the Titling Trust (the “Trustee”), [Wilmington Trust Company], as Delaware trustee, and [U.S. Bank National Association] (“[U.S. Bank]”), as trust agent, have entered into the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), pursuant to which the Titling Trust was created to, among other things, take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);
     B. The parties hereto have entered into the Servicing Agreement, dated as of March 1, 1999 (the “Basic Servicing Agreement” and, as supplemented hereby, the “Servicing Agreement”), which provides for certain servicing obligations with respect to the Trust Assets; and
     C. The parties acknowledge that in connection with the execution of the 200[   ]-[   ] SUBI Supplement to the Titling Trust Agreement, dated as of [                      ] (the “200[   ]-[   ] SUBI Supplement”, and together with the Titling Trust Agreement, the “SUBI Trust Agreement”), pursuant to which a special unit of beneficial interest in the Titling Trust (the “200[   ]-[   ] SUBI”) will be created, it is necessary and desirable to enter into a supplemental agreement to the Basic Servicing Agreement providing for specific servicing obligations in connection with the Trust Assets allocable to the 200[   ]-[   ] SUBI.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE SEVEN
DEFINITIONS
     Section 7.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of [                 ], by and among Nissan Auto Lease Trust 200[    ]-[   ], as issuer (the “Issuing Entity”), NILT Trust, as Grantor and UTI Beneficiary, the Titling Trust, NMAC, in its individual capacity, as Servicer and as administrative agent (in such capacity, the “Administrative Agent”), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), NILT, Inc., as Trustee, [Wilmington Trust Company], as owner trustee and Delaware trustee (in such capacity, the “Owner Trustee” and the “Delaware Trustee,” respectively) and [U.S. Bank], as trust agent and indenture trustee (in such capacity, the “Trust Agent” and the “Indenture Trustee,” respectively).
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     Section 7.02 Interpretative Provisions. For all purposes of this 200[   ]-[    ] Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this 200[    ]-[    ] Servicing Supplement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this 200[   ]-[   ] Servicing Supplement include all Exhibits hereto, (iii) references to words such as “herein”, “hereof”, and the like shall refer to this 200[    ]-[   ] Servicing Supplement as a whole and not to any particular part, Article, or Section herein, (iv) references to an Article or Section such as “Article Eight” or “Section 8.01” shall refer to the applicable Article or Section of this 200[   ]-[   ] Servicing Supplement, (v) the term “include” and all variations thereof shall mean “include without limitation”, (vi) the term “or” shall include “and/or”, (vii) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (viii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding” and (ix) the phrase “Trustee on behalf of the Issuing Entity,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust.
     Any reference in this 200[    ]-[    ] Servicing Supplement to any agreement means such agreement as it may be amended, restated, supplemented (only to the extent such agreement as supplemented relates to the Notes), or otherwise modified from time to time. Any reference in this 200[    ]-[   ] Servicing Supplement to any law, statute, regulation, rule, or other legislative action shall mean such law, statute, regulation, rule, or other legislative action as amended, supplemented, or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Any reference in this 200[   ]-[    ] Servicing Supplement to a Person shall include the successor or assignee of such Person.
ARTICLE EIGHT
SERVICING OF THE 200[   ]-[    ] LEASES AND 200[    ]-[   ] VEHICLES
     Section 8.01 Identification of 200[    ]-[   ] Leases and 200[   ]-[   ] Vehicles; Securitization Value. The Servicer hereby identifies as 200[    ]-[   ] SUBI Assets the Leased Vehicles and the Leases relating to such Leased Vehicles more particularly described in the Schedule of 200[    ]-[   ] Leases and 200[   ]-[   ] Vehicles (respectively, the “200[    ]-[   ] Vehicles” and the “200[    ]-[   ] Leases”). The Servicer shall calculate the Securitization Value for each 200[   ]-[    ] Lease as of the Cutoff Date.
     Section 8.02 Reallocation and Repurchase of 200[ ]-[ ] Leases and 200[ ]-[ ] Vehicles; Purchase of Matured Vehicles.
     (a) (i) If the Servicer grants a lease term extension of more than 6 months or an extension that extends beyond the Final Scheduled Payment Date for the Class A-[  ] Notes with respect to any 200[   ]-[   ] Lease, the Servicer shall, on the related Deposit Date, (A) deposit or cause to be deposited into the 200[    ]-[   ] SUBI Collection Account an amount equal to the Repurchase Payment and (B) direct the Trustee to either reallocate such 200[    ]-[    ] Lease and the related 200[   ]-[   ] Vehicle from the 200[    ]-[    ] SUBI to the UTI or cause such 200[    ]-[   ] Lease and 200[    ]-[   ] Vehicle to be conveyed to the Servicer; and (ii) if a Lessee changes the domicile
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of or title to a 200[   ]-[    ] Vehicle and such change would be likely to result in the Titling Trust doing business in a Restricted Jurisdiction, the Titling Trust, or the Trustee on behalf of the Titling Trust, shall, as an obligation of the Titling Trust and at the direction of the Servicer, on the related Deposit Date, (A) deposit or cause to be deposited into the 200[   ]-[   ] SUBI Collection Account, from amounts held by the Titling Trust, an amount equal to the Repurchase Payment and (B) either reallocate such 200[   ]-[   ] Lease and the related 200[   ]-[    ] Vehicle from the 200[    ]-[   ] SUBI to the UTI or cause such 200[    ]-[    ] Lease and 200[   ]-[   ] Vehicle to be conveyed to the Servicer.
     (b) The Servicer hereby makes to the other parties hereto and the parties to the SUBI Trust Agreement the representations and warranties contained in Section 2.06(a) of the Basic Servicing Agreement as to each 200[   ]-[    ] Lease and 200[   ]-[   ] Vehicle as of the Vehicle Representation Date. The Servicer also hereby represents and warrants that (i) each 200[   ]-[   ] Lease is an 200[    ]-[   ] Eligible Lease and (ii) it used no adverse selection procedures in selecting any of the 200[    ]-[   ] Leases or any of the 200[    ]-[   ] Vehicles for allocation to the 200[    ]-[   ] SUBI. Upon discovery by the Trustee, the Servicer, the Owner Trustee, the Indenture Trustee or the Depositor that any representation or warranty in this Section 8.02(b) was incorrect as of the Cutoff Date in a manner that materially adversely affects the interest of the Issuing Entity in the related 200[    ]-[    ] Lease or 200[   ]-[   ] Vehicle, the entity discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer. If the Servicer does not cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the Cutoff Date prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer discovers such incorrectness (whether pursuant to such notice or otherwise), then the Servicer shall (i) deposit (or cause to be deposited) into the 200[   ]-[    ] SUBI Collection Account an amount equal to the Repurchase Payment on the Deposit Date following the end of such Collection Period, and (ii) direct the Trustee to either reallocate such 200[   ]-[   ] Lease and the related 200[    ]-[    ] Vehicle from the 200[    ]-[    ] SUBI to the UTI or cause such 200[   ]-[   ] Lease and 200[    ]-[   ] Vehicle to be conveyed to the Servicer.
     (c) Immediately prior to the sale or disposition of a Matured Vehicle or a Defaulted Vehicle, the Servicer may reallocate such Matured Vehicle or Defaulted Vehicle from the 200[   ]-[   ] SUBI to the UTI for purposes of implementing NMAC’s like kind exchange program. In connection with such reallocation, NILT Trust, as the UTI Beneficiary, will cause to be deposited into the 200[   ]-[   ] SUBI Collection Account the Reallocation Payments no later than two Business Days after such reallocation, or, if the Monthly Remittance Condition is met, the Servicer shall be permitted to retain the Reallocation Payments received during a Collection Period until such amounts are required to be disbursed on the next Payment Date. Upon receipt of the Reallocation Payments, the 200[   ]-[   ] SUBI shall have no claim against or interest in such Matured or Defaulted Vehicle.
     (d) In connection with the purchase by the Servicer of a Matured Vehicle relating to a 200[    ]-[   ] Lease pursuant to Section 2.06(f) of the Basic Servicing Agreement, if (i) no Sales Proceeds Advance has been made, the purchase price of such Matured Vehicle will equal the Securitization Value of such 200[    ]-[   ] Lease as of the date of expiration and (ii) a Sales Proceeds Advance has been made, (a) the purchase price will equal the amount of the Sales
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Proceeds Advance, (b) no additional amounts need be remitted by the Servicer, and (c) the Servicer shall be deemed to have been reimbursed for such Sales Proceeds Advance.
     (e) If any 200[   ]-[    ] Lease and the related 200[    ]-[    ] Vehicle are reallocated to the UTI, until such time thereafter, if ever, as such Lease and Leased Vehicle are allocated to an Other SUBI, the Servicer shall indemnify, defend and hold harmless the Related Beneficiaries and the Issuing Entity from and against any and all loss or liability with respect to or resulting from such 200[   ]-[    ] Lease or 200[    ]-[    ] Vehicle (including the reasonable fees and expenses of counsel).
     (f) Notwithstanding Section 2.11(a) of the Basic Servicing Agreement, the Servicer shall use commercially reasonable efforts in accordance with its Customary Servicing Practices to (i) collect all payments required under each Lease and (ii) cause each Lessee to make all payments required under its Lease, accompanied by an invoice, payment coupon or electronic funds transfer notice bearing the lease number to which such payment relates.
     Section 8.03 Collections and Payment Date Advance Reimbursement.
     (a) The Servicer shall, with respect to SUBI Collections and amounts in respect of the 200[   ]-[    ] SUBI Certificate, from time to time, determine the respective amounts and recipients and:
     (i) during each Collection Period, in addition to the deposits required by Section 2.07 of the Basic Servicing Agreement, deposit into the 200[   ]-[   ] SUBI Collection Account all Repurchase Payments pursuant to Section 8.02(a) and Section 8.02(b), and any Reallocation Payments pursuant to Section 8.02(c);
     (ii) on, or prior to each Deposit Date, deposit into the 200[   ]-[   ] SUBI Collection Account all Advances, any Residual Value Surplus from the sale of a Matured Vehicle for which the Servicer made a Sales Proceeds Advance and any Net Auction Proceeds from the disposition of a Matured Vehicle at auction for which the Servicer was reimbursed during the related Collection Period pursuant to Section 8.06;
     (iii) on each Payment Date, pursuant to the related Payment Date Certificate, allocate Available Funds on deposit in the 200[   ]-[    ] SUBI Collection Account with respect to the related Collection Period and instruct the Trustee (acting through the Trust Agent) to make, no later than [11:00 a.m.], New York City time, or such other time as may be agreed to by the applicable parties, the following deposits and distributions in the following amounts and order of priority:
     (A) to the Servicer the sum of outstanding (1) Sales Proceeds Advances (x) in respect of 200[    ]-[   ] Vehicles that were sold during the related Collection Period (other than a sale to the Servicer pursuant to Section 8.02(d)(ii)), and (y) that have been outstanding as of the end of that Collection Period for at least 90 days and (2) Monthly Payment Advances as to which the related Lessee has made all or a portion of the advanced Monthly Payment or that have been outstanding as of the end of the Collection Period for at least 90 days (collectively, the “Payment Date Advance Reimbursement”);
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     (B) to or on behalf of the Servicer, the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods; and
     (C) to the Note Distribution Account, the Reserve Account and Certificate Distribution Account, such distributions in the amounts and order of priority as set forth in Sections 8.04(a) and 10.01 of the Indenture.
     (b) Notwithstanding Section 2.07 of the Basic Servicing Agreement, the Servicer shall remit into the SUBI Collection Account the amounts provided for in such Section received during a Collection Period, by the close of business on the second Business Day after identification.
     (c) Notwithstanding Section 8.03d(b) hereof, the Servicer shall be permitted to retain the amounts provided for in such Section received during a Collection Period until such amounts are required to be disbursed on the next Payment Date, for so long as no Servicer Default has occurred and is continuing, and the following requirements are met (collectively, the “Monthly Remittance Condition”):
     (i) (A) NMAC (or its successors pursuant to Section 5.03(b) of the Basic Servicing Agreement) is the Servicer, and (B) NMAC’s short-term unsecured debt obligations are rated at least “[P-1]” by Moody’s, “[A-1]” by Standard & Poor’s (in each case, so long as Moody’s or Standard & Poor’s is a Rating Agency);
     (ii) if (A) the Servicer obtains a Servicer Letter of Credit or other form of enhancement acceptable to the Rating Agencies under which demands for payment may be made to secure timely remittance of SUBI Collections to the 200[   ]-[   ] SUBI Collection Account on a monthly basis and (B) the Trustee and the Owner Trustee gives prior written notice to each Rating Agency of the obtaining of such Servicer Letter of Credit;
     (iii) the Servicer otherwise satisfies each Rating Agency’s requirements; or
     (iv) if the Outstanding Amount is reduced to zero and 100% of the outstanding Trust Certificates are owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates.
     Pending deposit into the 200[   ]-[   ] SUBI Collection Account, SUBI Collections may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds.
     (d) Notwithstanding Section 2.07(a) of the Basic Servicing Agreement, the Servicer shall use commercially reasonable efforts in accordance with its Customary Servicing Practices to (i) collect all payments required under each Lease and (ii) cause each Lessee to make all payments required under its Lease, accompanied by an invoice, payment coupon or electronic funds transfer notice bearing the lease number to which such payment relates.
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     Section 8.04 Net Deposits. Notwithstanding anything to the contrary contained in this 200[    ]-[    ] Servicing Supplement, for so long as NMAC is the Servicer, the Servicer shall be permitted to deposit into the 200[   ]-[   ] SUBI Collection Account only the net amount distributable to the Issuing Entity, as holder of the 200[    ]-[   ] SUBI Certificate on the related Deposit Date. The Servicer shall, however, account to the Issuing Entity, the Trustee, the Trust Agent, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the Holders of the Securities as if all of the deposits and distributions described herein were made individually.
     Section 8.05 Servicing Compensation.
     (a) As compensation for the performance of its obligations under the Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee.
     (b) The Servicer shall also be entitled to additional servicing compensation with respect to the 200[    ]-[   ] SUBI Assets in the form of, among other things, Administrative Charges to the extent not required for the payment of insurance premiums, taxes, or similar charges allocable to the 200[   ]-[    ] Leases.
     Section 8.06 Advances.
     (a) If during a Collection Period a Lessee makes a Lessee Partial Monthly Payment, the Servicer shall make, by deposit into the 200[   ]-[   ] SUBI Collection Account on the related Deposit Date, a Monthly Payment Advance, unless such Advance is not required to be made pursuant to Section 8.06(c).
     (b) On each Deposit Date, the Servicer shall make, by deposit into the 200[    ]-[    ] SUBI Collection Account, Sales Proceeds Advances, unless such Advance is not required to be made pursuant to Section 8.06(c). After the Servicer has made a Sales Proceeds Advance with respect to a Matured Vehicle, the Issuing Entity shall have no claim against or interest in such Matured Vehicle or any Net Auction Proceeds resulting from the sale or other disposition thereof, except with respect to any related Residual Value Surplus. If the Servicer shall sell or otherwise dispose of a Matured Vehicle after having made a Sales Proceeds Advance, the Issuing Entity may retain all of such Sales Proceeds Advance, and the Servicer shall retain the related Net Auction Proceeds up to the Securitization Value of the related 200[    ]-[   ] Lease, and shall deposit the Residual Value Surplus, if any, into the 200[    ]-[    ] SUBI Collection Account. If the Net Auction Proceeds are less than the Securitization Value of the related 200[   ]-[    ] Lease, the Servicer may deduct the difference from SUBI Collections in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance. If the Servicer has not sold a Matured Vehicle within 90 days after it has made a Sales Proceeds Advance, it shall be reimbursed for such Sales Proceeds Advance from the 200[   ]-[   ] SUBI Collection Account. Within six months of receiving such reimbursement, if the related 200[   ]-[   ] Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause such 200[    ]-[   ] Vehicle to be sold at auction and shall remit the proceeds associated with such auction sale to the 200[   ]-[    ] SUBI Collection Account.
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     (c) Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related 200[   ]-[   ] Lease or 200[    ]-[    ] Vehicle.
     Section 8.07 Third Party Claims. In addition to the requirements set forth in Section 2.14 of the Basic Servicing Agreement, the Servicer shall immediately notify the Depositor (in the event that NMAC is not acting as Servicer) and the Indenture Trustee (or any successor to the duties of the Indenture Trustee) upon learning of a claim or Lien of whatever kind of a third party that would materially and adversely affect the interests of the Depositor or the Issuing Entity with respect to the 200[   ]-[   ] SUBI Assets.
     Section 8.08 Contingent and Excess Liability Insurance Policy. So long as any Securities are outstanding, the Servicer shall maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of, the Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third party claims that may be raised against the Titling Trust, the Trustee on behalf of the Titling Trust or the Issuing Entity in an amount at least equal to $[     ] million combined single limit per occurrence and excess coverage of at least $[      ] million combined single limit each occurrence and in the aggregate, without limit on the number of occurrences in any policy period (which Insurance Policy may be a blanket Insurance Policy covering the Servicer and one or more of its Affiliates) and (ii) in the case of Rated Securities, each Rating Agency has received prior written notification from the Owner Trustee of such termination and any replacement insurance. The obligations of the Servicer pursuant to this Section shall survive any termination of the Servicer’s other obligations under the Servicing Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitations or otherwise.
     Section 8.09 Reporting by the Servicer; Delivery of Certain Documentation.
     (a) On or prior to the Closing Date, and periodically thereafter as required in order to update the contents thereof upon any changes in the matters certified therein, the Servicer shall furnish to the Trustee and the Related Beneficiary an Officer’s Certificate listing the officers of the Servicer involved in, or responsible for, the servicing of the 200[    ]-[    ] Leases.
     (b) On the [tenth] calendar day of each month (or, if the [10th] day is not a Business Day, the next succeeding Business Day), the Servicer shall furnish to the Trustee and each Related Beneficiary a Settlement Statement for the immediately preceding Collection Period.
     Section 8.10 Accountants’ Attestation and Other Reports. On or before the last day of the third month after the end of the fiscal year of the Servicer, beginning with [                     ], the Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to its Affiliates, to deliver to the Issuing Entity, the Indenture Trustee and each Rating Agency a report that such firm has audited the consolidated financial statements of the Servicer in accordance with generally accepted auditing standards, that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the
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American Institute of Certified Public Accountants (“AICPA”), and expressing such firm’s opinion thereon. On or before the last day of the third month after the end of the fiscal year of the Servicer, beginning with [  ], the Servicer shall cause a firm of independent certified public accountants to render an attestation report as to the Servicer’s Assessment Report of its compliance with the applicable servicing criteria set forth under Item 1122 of Regulation AB during the Issuing Entity’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement). The form of attestation report may be replaced by any similar form using any standards that are now or in the future in use by servicer of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the Commission.
     Section 8.11 Annual Servicer’s Compliance Statement; Officer’s Certificate
     (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, on or before the last day of the third month after the end of each fiscal year of the Issuing Entity, beginning [                      ], (i) a report assessing the Servicer’s compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Items 1122 and 1123 of Regulation AB, as of and for the period ending the end of each fiscal year of the Issuing Entity (the “Servicer’s Assessment Report”) and such Servicer’s Assessment Report will identify any material instance of noncompliance and (ii) an Officer’s Certificate with respect to the prior fiscal year of the Servicer ended such calendar year (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to [                      ]), stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such twelve-month (or shorter) period in all material respects, or, if there has been a failure to fulfill of any such obligation, specifying each such failure known to such officer and the nature and status thereof. Copies of such statements, certificates and reports may be obtained by the Noteholders or the Certificateholder by a request in writing addressed to the Indenture Trustee or the Owner Trustee.
     (b) On or before the last day of the third month after the end of the fiscal year of the Servicer, beginning with [                      ], for as long as NMAC continues to act as the Servicer, the Servicer shall deliver an Officer’s Certificate to each Rating Agency, the Owner Trustee and the Indenture Trustee stating that, with respect to certain ERISA Plans maintained or sponsored by the Servicer or any of the Servicer’s ERISA affiliates: (a) Plan assets will not be materially less than the present value of accrued benefits under each of the Plans as of the close of the most recent Plan year, as reported in the most recent plan financial statements; (b) neither the Servicer nor any of its ERISA affiliates anticipates that the actuarial value of the assets of any Plan it maintains would not be materially insufficient to cover the Gateway current liability (as defined by the Code and demonstrated on the most recent Form 5500 Schedule B that has been filed with the IRS), or is contemplating benefit improvements that would cause the Servicer or its ERISA affiliates to maintain a Plan with materially underfunded Gateway current liability; (c) if all of the Plans (other than a multiemployer Plan) were terminated (disregarding any Plans with surpluses), the unfunded liabilities with respect to the Plans would have no material adverse effect on Nissan Motor Co., Ltd. or Nissan North America, Inc.; and (d) no accumulated funding
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deficiency or waived funding deficiency as defined in section 412 of the Code or under any multiemployer Plan or collective bargaining agreement exists and there is no failure to make any required contribution under the minimum funding requirements of the Code, as of the close of the most recent Plan year.
     Section 8.12 Servicer Defaults; Termination of Servicer.
     (a) Each of the following acts or occurrences constitutes a “Servicer Default” under the Servicing Agreement with respect to the 200[   ]-[    ] SUBIs:
     (i) the Servicer fails to deliver, or cause to be delivered, any required payment to the Indenture Trustee for distribution to the Noteholders or to the Owner Trustee for distribution to the Trust Certificateholders, which failure continues for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee, or Noteholders or Trust Certificateholders, as applicable, evidencing at least a Majority Interest in the applicable Securities (which for this purpose includes Trust Certificates held by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates), voting together as a single class;
     (ii) the Servicer fails to duly observe or perform in any material respect any of its covenants or agreements in the Servicing Agreement not otherwise covered in this Section 8.12(a), which failure materially and adversely affects the rights of a Holder of the 200[    ]-[   ] SUBI Certificate, the Noteholders or Trust Certificateholders, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a Majority Interest in the applicable Securities consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Indenture Trustee or the related holders evidencing at least a Majority Interest in the applicable Securities or such default becomes known to the Servicer;
     (iii) any representation, warranty, or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of a Holder of the 200[   ]-[   ] SUBI Certificate or the holders of the Notes, or the Trust Certificateholders, continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a Majority Interest in the applicable Securities consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Trustee or the related holders evidencing a Majority Interest in the applicable Securities, or such default becomes known to the Servicer;
     (iv) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Servicer in an
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involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Servicer or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Servicer, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order; or
     (v) the Servicer (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) is generally unable to pay its debts as they become due, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing;
provided, however, that notwithstanding any other provision of the Servicing Agreement, (i) for the purpose of determining what constitutes a Servicer Default with respect to the 200[   ]-[   ] SUBI, the provisions contained in this Section 8.12(a) shall replace in their entirety the provisions contained in Section 4.01(a) of the Basic Servicing Agreement and (ii) any Servicer Default with respect to the 200[   ]-[   ] SUBI shall not constitute a Servicing Default with respect to any other Sub-Trust and any Servicing Default (as such term is defined in the Basic Servicing Agreement) with respect to any other Sub-Trust shall constitute a Servicer Default (as such term is defined in the Basic Servicing Agreement) only with respect to such Sub-Trust and not with respect to the 200[   ]-[   ] SUBI.
     (b) Upon the occurrence of any Servicer Default, the Servicer, in addition to complying with the notice requirements of Section 4.01(b) of the Basic Servicing Agreement (except that references therein to Registered Pledgees shall mean each Registered Pledgee of the 200[   ]-[   ] SUBI Certificate), shall provide to the Indenture Trustee and the Owner Trustee prompt notice of any (i) Servicer Default or (ii) event or condition that, with the giving of notice or the passage of time, or both, would become a Servicer Default, accompanied in each case by a description of the nature of the default and the Servicer’s efforts to remedy the same.
     (c) In addition to the provisions of Section 4.01(c) of the Basic Servicing Agreement, if a Servicer Default shall have occurred and is continuing with respect to the 200[    ]-[   ] SUBI, the Trustee, on behalf of the Titling Trust, shall, at the direction of the Required Related Holders, by notice given to the Servicer, each Rating Agency, the Related Beneficiary and the holders of the Rated Securities, terminate the rights and obligations of the Servicer under this 200[    ]-[   ] Servicing Supplement in accordance with such Section. In the event that the Servicer is removed as servicer with respect to servicing the 200[    ]-[   ] SUBI Assets, subject to the consent of the Trustee, the Required Related Holders shall appoint a successor Servicer. The successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. Such successor Servicer shall be approved by the Trustee, such approval not to be unreasonably withheld. Notwithstanding the provisions of Section 4.01(e) of the Basic Trust Agreement, with respect to any Servicer Default related to the 200[   ]-[   ] SUBI Assets, the Trustee, acting on the direction of the Required Related Holders, may waive any default of the Servicer in the
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performance of its obligations under the Servicing Agreement and its consequences with respect to the 200[ ]-[ ] SUBI and, upon any such waiver, such default shall cease to exist and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of the Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. For purposes of this Section, so long as the Lien of the Indenture is in place, the Required Related Holders shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 200[ ]-[ ] SUBI Certificates), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the Aggregate Certificate Balance has been reduced to zero.
     (d) If the Servicer is removed with respect to servicing the 200[ ]-[ ] SUBI Assets, the Servicer shall be entitled to reimbursement for any outstanding Advances made pursuant to this 200[ ]-[ ] Servicing Supplement, to the extent of the funds available therefor with respect to all Advances made by the Servicer.
     Section 8.13 Servicer Representations and Warranties. Effective as of the date hereof, the Servicer hereby reaffirms the representations and warranties set forth in Section 2.06(a) and Section 5.01 of the Basic Servicing Agreement, except that references to “this Agreement” shall be deemed to refer to the Servicing Agreement, as such term is defined herein.
     Section 8.14 Compliance with Regulation AB. The Servicer agrees to perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.
ARTICLE NINE
MISCELLANEOUS
     Section 9.01 Termination of Servicing Supplement. This 200[ ]-[ ] Servicing Supplement shall terminate upon the earlier to occur of (i) the termination of the 200[ ]-[ ] SUBI or (ii) the resignation or removal of the Servicer with respect to the 200[ ]-[ ] SUBI in accordance with the terms of the Servicing Agreement. Any such termination hereunder shall effect a termination only with respect to the 200[ ]-[ ] SUBI Assets and not as to Trust Assets allocated to any other Sub-Trust, and shall not effect a termination of the Basic Servicing Agreement or any other supplement to the Basic Servicing Agreement.
     Section 9.02 Governing Law. This 200[ ]-[ ] Servicing Supplement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to any otherwise applicable principles of conflict of laws.
     Section 9.03 Amendment.
     (a) Notwithstanding any provision of the Basic Servicing Agreement, the Basic Servicing Agreement, as supplemented by this 200[ ]-[ ] SUBI Servicing Supplement, to the
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extent that it relates solely to the 200[ ]-[ ] SUBI and the 200[ ]-[ ] SUBI Assets, may be amended in accordance with this Section 9.03.
     (b) Any term or provision of this 200[ ]-[ ] SUBI Servicing Supplement may be amended by the parties hereto, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class or (B) such amendment shall not, as evidenced by an Officer’s Certificate of the Servicer delivered to the Indenture Trustee, materially and adversely affect the interests of the Noteholders, and (ii) any amendment that adversely affects the interests of the Trust Certificateholder, Titling Trustee, the Delaware Trustee, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are adversely affected; provided further, that Opinion of Counsel is delivered to the Trustee to the effect that after such amendment, for federal income tax purposes, the Titling Trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation and Notes will properly be characterized as indebtedness that is secured by the assets of the Issuing Entity. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such amendment and the Officer’s Certificate described in the preceding sentence is provided to the Indenture Trustee. The consent of the Trust Certificateholder, the Delaware Trustee or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within [10] Business Days after a written request for such consent shall have been given. The Titling Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Titling Trustee’s or the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.
     (c) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.
     (d) Notwithstanding anything herein to the contrary, any term or provision of this 200[ ]-[ ] SUBI Servicing Supplement may be amended by the parties hereto without the consent of any of the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied and the Officer’s Certificate described in Section 9.03(b)(i)(B) is delivered to the Indenture Trustee.
     (e) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.
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     (f) Not less than [15] days prior to the execution of any amendment to this 200[ ]-[ ] SUBI Servicing Supplement, the Servicer shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than [10] Business Days after the execution of any amendment to this 200[ ]-[ ] SUBI Servicing Supplement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Trust Certificateholder, Titling Trustee, the Delaware Trustee, the Indenture Trustee and the Owner Trustee.
     (g) None of [U.S. Bank National Association], as trustee of NILT Trust and as Trust Agent, NILT, Inc., nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer shall deliver to a Responsible Officer of [U.S. Bank National Association], NILT, Inc, and the Indenture Trustee an Officer’s Certificate to that effect, and [U.S. Bank National Association]. NILT, Inc. and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.
     Section 9.04 Relationship of this 200[ ]-[ ] Servicing Supplement to Other Trust Documents. Unless the context otherwise requires, this 200[ ]-[ ] Servicing Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this 200[ ]-[ ] Servicing Supplement and (i) the Titling Trust Agreement, with respect to the servicing of any Trust Assets, the provisions of this 200[ ]-[ ] Servicing Supplement shall prevail and (ii) the Basic Servicing Agreement, the provisions of this 200[ ]-[ ] Servicing Supplement shall control.
     Section 9.05 Binding Effect. The provisions of this 200[ ]-[ ] Servicing Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Owner Trustee on behalf of the Issuing Entity.
     Section 9.06 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 9.07 Counterparts. This 200[ ]-[ ] Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.
     Section 9.08 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this 200[ ]-[ ] Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers, and remedies hereunder.
     Section 9.09 Third-Party Beneficiaries. The Issuing Entity, each Holder of the 200[ ]-[ ] SUBI, each Related Beneficiary, and each Registered Pledgee shall be third-party beneficiaries of the Servicing Agreement. Except as otherwise provided in the Servicing Agreement, no other
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Person shall have any rights hereunder. For purposes of the Servicing Agreement, this Section replaces Section 6.12 of the Basic Servicing Agreement in its entirety.
     Section 9.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided at law, in equity or otherwise.
     Section 9.11 No Petition. Each of the parties hereto, by entering into this 200[ ]-[ ] Servicing Supplement, in addition to provisions of Section 6.14 of the Basic Servicing Agreement, hereby covenants and agrees that prior to the date that is [one year and one day] after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Trustee, the Titling Trust, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination of this 200[ ]-[ ] Servicing Supplement and the complete or partial resignation or removal of the Servicer under the SUBI Trust Agreement, the Basic Servicing Agreement or this 200[ ]-[ ] Servicing Supplement.
     Section 9.12 No Recourse.
     (a) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by [U.S. Bank], not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of NILT Trust, is made and intended not as personal representations, undertakings, and agreements by [U.S. Bank], but is made and intended for the purpose of binding only NILT Trust, (iii) nothing herein contained shall be construed as creating any liability on [U.S. Bank], individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall [U.S. Bank] be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.
     (b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by NILT, INC., not individually or personally, but solely as Titling Trustee of Nissan-Infiniti LT, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of Nissan-Infiniti LT, is made and intended not as personal representations, undertakings, and agreements by NILT INC., but is made and intended for the purpose of binding only Nissan-Infiniti LT, (iii) nothing herein contained shall be construed as creating any liability on NILT, INC., individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person
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claiming by, through or under the parties hereto, and (iv) under no circumstances shall NILT, INC. be personally liable for the payment of any indebtedness or expenses of Nissan-Infiniti LT under this Agreement or any other related documents.
[Signature Page to Follow]
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     IN WITNESS WHEREOF, the parties hereto have caused this 200[ ]-[ ] Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN-INFINITI LT, as Titling Trust

By:	NILT, INC.,
as Trustee

By:

Name:
Title:

NILT TRUST, as UTI Beneficiary

By:	[U.S. BANK NATIONAL ASSOCIATION],
as Managing Trustee

By:

Name:
Title:

NISSAN MOTOR ACCEPTANCE
CORPORATION, as Servicer

By:

Name:
Title:
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EXHIBIT A
SCHEDULE OF 200[ ]-[ ] LEASES AND 200[ ]-[ ] VEHICLES
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EXHIBIT B
FORM OF SETTLEMENT STATEMENT
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SCHEDULE A
REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS
PART I
DEFINED TERMS
     Section 1.01. As used in this Schedule A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Schedule A that are defined in the Agreement to which this Schedule A is attached shall have the same meanings herein as in the Agreement:
     “Commission”: The United States Securities and Exchange Commission.
     “Regulation AB”: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Securities Act”: The Securities Act of 1933, as amended.
PART II
COMPLIANCE WITH REGULATION AB
     Section 2.01. Intent of the Parties; Reasonableness.
     Each of the Issuing Entity, the Indenture Trustee, NILT Trust, NILT and the Servicer acknowledges and agrees that the purpose of Part II of this Schedule A is to facilitate compliance by the Issuing Entity and the Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.
     Each of the Issuing Entity, the Indenture Trustee, NILT Trust, NILT and the Servicer acknowledge that their respective obligations hereunder may be supplemented and modified as reasonably necessary to be consistent with any amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, in respect of the requirements of Regulation AB. In addition, each of the Issuing Entity, the Indenture Trustee, NILT Trust, NILT and the Servicer shall comply with reasonable requests made by the Issuing Entity for delivery of additional or different information as the Issuing Entity may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested.
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